UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

CULLINAN THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2024, Cullinan Therapeutics, Inc. (the “Company”) announced the hiring and appointment of Mary Kay Fenton as the Company’s Chief Financial Officer, effective immediately. Ms. Fenton will also serve as the Company’s principal financial officer and principal accounting officer, effective immediately.

Ms. Fenton, age 60, most recently served as Interim Chief Executive Officer of Talaris Therapeutics, Inc., a recently merged, clinical-stage cell therapy company, and as its Chief Financial Officer from March 2021 to October 2023. From October 2019 to March 2021, she served as the Vice President of Strategic Operations, Vertex Cell & Genetic Therapies of Vertex Pharmaceuticals, Inc. (“Vertex”). Ms. Fenton joined Vertex upon completion of the acquisition of Semma Therapeutics, Inc. (“Semma”) by Vertex in October 2019. From May 2019 until October 2019, Ms. Fenton served as the Chief Financial Officer and Chief Operating Officer of Semma. From 2006 until December 2018, Ms. Fenton served as Executive Vice President and Chief Financial Officer of Achillion Pharmaceuticals, Inc. (“Achillion”) and from 2000 until 2006, Ms. Fenton held the position of Executive Vice President at Achillion. Prior to joining Achillion, Ms. Fenton held various positions within the Technology Industry Group at PricewaterhouseCoopers LLP, from 1991 until 2000, including as Senior Manager responsible for the life sciences practice in Connecticut. She previously served on the Board of Directors of Oncorus, Inc., a public biotechnology company, from 2019 to 2023. Ms. Fenton holds an M.B.A. in Finance from the Graduate School of Business at the University of Connecticut and an A.B. in Economics from the College of the Holy Cross.

In connection with Ms. Fenton’s appointment as Chief Financial Officer, the Company and Ms. Fenton entered into an employment agreement (the “Employment Agreement”), effective April 29, 2024 (the “Effective Date”). The Employment Agreement provides for “at will” employment. Pursuant to the terms of the Employment Agreement, Ms. Fenton will receive an annual salary of $495,000 per year, which will be prorated for fiscal year 2024. Additionally, Ms. Fenton is eligible for an annual incentive bonus, initially set at forty percent (40%) of her base salary.

The Employment Agreement further provides for the grant of an option to purchase 200,000 shares of the Company’s common stock (the “Option Grant”). The Option Grant will vest as to 25% of the shares underlying the stock option on April 29, 2025, with the remaining shares vesting ratably on a monthly basis over the following three years, subject to Ms. Fenton’s continued employment with the Company. The Compensation Committee of the Board of Directors of the Company approved the Option Grant with an exercise price equal to the closing price of the Company's common stock on the date of grant. Ms. Fenton is also eligible to participate in the Company’s employee benefit plans available to its employees, subject to the terms of those plans.

In the event that Ms. Fenton is terminated by the Company without cause or resigns for good reason, then subject to her entering into a separation agreement and release in a form and manner satisfactory to the Company within 60 days following the date of termination or such shorter period set forth therein, Ms. Fenton will be entitled to (i) cash severance payments in an amount equal to 9 months of Ms. Fenton’s base salary existing at the time of her termination; (ii) a prorated bonus for the year of termination and (iii) subject to Ms. Fenton’s copayment of her portion of the COBRA premiums and her proper election to receive benefits under COBRA, the Company will pay up to 9 months of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination (or until Ms. Fenton becomes eligible for alternative health benefits from a subsequent employer or ineligible for COBRA, if earlier).

In the event that Ms. Fenton is terminated without cause or resigns for good reason on or within 12 months following a “change in control” (as defined in the Employment Agreement), then subject to her entering into a general release of claims against the Company and all related persons and entities within 60 days following the date of termination or such shorter period set forth therein, Ms. Fenton will be entitled to (i) a lump sum payment in cash equal to 12 months of her base salary existing at the time of her termination; (ii) her target bonus for the year of termination (or the target bonus in effect immediately prior to the change in control, if higher) and (iii) subject to Ms. Fenton’s copayment of her portion of the COBRA premiums and her proper election to receive benefits under COBRA, the Company will pay up to 12 months of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination (or until Ms. Fenton becomes eligible for alternative health benefits from a subsequent employer or ineligible for COBRA, if earlier). In addition, in the event that Ms. Fenton is terminated without cause or for good reason on or within 12 months following a change in control, then all unvested time-based equity awards held by Ms. Fenton on the date of termination shall immediately accelerate and become fully vested and exercisable on the date of termination.

In connection with Ms. Fenton’s appointment as Chief Financial Officer, Ms. Fenton will enter into the Company’s standard form of indemnification agreement for executive officers, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-251512) filed with the SEC on December 18, 2020. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. Fenton for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as one of our officers. In addition, Ms. Fenton entered into an Employee Confidentiality, Assignment, Nonsolicitation and Noncompetition Agreement that contains, among other provisions, a post-employment non-solicitation and non-competition obligation that applies during and following the ending of her employment.

Ms. Fenton has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Fenton and any other person pursuant to which she was appointed as an officer of the Company.

The foregoing summary is not complete and is qualified in its entirety by the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective April 29, 2024, between Cullinan Therapeutics, Inc. and Mary Kay Fenton
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cullinan Therapeutics, Inc.

Date:	April 29, 2024	By:	/s/ Nadim Ahmed
Nadim Ahmed President and Chief Executive Officer